UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2010

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01	Regulation FD Disclosure.

On November 24, 2010, Citadel Broadcasting Corporation announced that it intends to offer up to $500 million of senior unsecured notes and enter into a new credit facility. A copy of the press release is being furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: November 24, 2010	By:	/S/ RANDY L. TAYLOR
	Name:	Randy L. Taylor
	Title:	Senior Vice President and Chief Financial Officer